Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated September 21, 2005,	Registration No. 333-126811
Prospectus Supplement dated September 22, 2005 and the	August 8, 2006
Product Supplement dated June 7, 2006)

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes Under One RoofSM

Terms used in this free writing prospectus are described or defined in the product supplement and prospectus supplement. The Notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a Linked Share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single Linked Share (not a basket or index of Linked Shares). The following key terms relate to each separate Note offering:

Issuer: Barclays Bank PLC

Issue date: August 31, 2006

Initial valuation date: August 28, 2006

Final valuation date: August 28, 2007

Maturity date: August 31, 2007

Initial price: Closing price of the Linked Share on the initial valuation date.

Final price: Closing price of the Linked Share on the final valuation date.

Protection price: The protection level multiplied by the initial price.

Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis.

Initial public offering price: 100%

Linked Share	Page Number	Ticker Symbol	Principal Amount	Coupon Rate	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP	Tax Allocation of Coupon Rate
												Deposit Income	Put Premium
General Motors Corporation	FWP-5	GM	TBD	17.00%	60.00%	TBD	TBD	TBD	TBD	X-228	06738C KW8	TBD	TBD
bebe stores, inc.	FWP-7	BEBE	TBD	13.50%	70.00%	TBD	TBD	TBD	TBD	X-229	06738C KX6	TBD	TBD
United States Steel Corporation	FWP-9	X	TBD	13.00%	70.00%	TBD	TBD	TBD	TBD	X-230	06738C KY4	TBD	TBD
Valero Energy Corporation	FWP-11	VLO	TBD	10.00%	70.00%	TBD	TBD	TBD	TBD	X-231	06738C KZ1	TBD	TBD
Coach, Inc.	FWP-13	COH	TBD	9.25%	80.00%	TBD	TBD	TBD	TBD	X-232	06738C LB3	TBD	TBD
Telefonaktie-bolaget LM Ericsson	FWP-15	ERICY	TBD	10.00%	80.00%	TBD	TBD	TBD	TBD	X-233	06738C LA5	TBD	TBD
Starbucks Corporation	FWP-17	SBUX	TBD	9.25%	80.00%	TBD	TBD	TBD	TBD	X-234	06738C LC1	TBD	TBD
The Boeing Company	FWP-19	BA	TBD	8.50%	80.00%	TBD	TBD	TBD	TBD	X-235	06738C LD9	TBD	TBD

The following terms relate to the specific Note offering for each respective Linked Share:

See “ Risk Factors” in this free writing prospectus and beginning on page PS-4 of the product supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. Securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus, a related prospectus supplement and a related product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and product supplement in the registration statement and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or http://www.sec.gov/Archives/edgar/data/312070/000119312506125567/d424b2.htm. Alternatively, Barclays Bank PLC, any agent or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 (extension 1101).

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different Linked Share. The purchaser of a Note will acquire a security linked to a single Linked Share (not to a basket or index of Linked Shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual Linked Share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those Linked Shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, prospectus supplement and product supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, prospectus supplement and product supplement may be accessed on the SEC Web site at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506125567/d424b2.htm.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page PS-4 of the product supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes.

Suitability of Notes for Investment — You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the product supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection — The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon — Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the Linked Share.

No Secondary Market — Upon issuance, the Notes will not have an established trading market.

Antidilution — Following certain corporate events relating to the Linked Share, you will receive at maturity, cash or a number of shares of the securities of a successor corporation to the company underlying the Linked Share, based on the closing price of such successor’s common stock. Other corporate events may cause an early acceleration of your Note. The calculation agent is not required to make an adjustment for every corporate event that can affect the Linked Share. If an event occurs that is perceived by the market to dilute the Linked Share but that does not require the calculation agent to adjust the amount of the Linked Share payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.

Taxes — We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the Linked Shares is lower than the initial price of the Linked Shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the Linked Shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, instead of the full principal amount of your Notes, the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final

FWP-2

price). We may under certain circumstances to be determined by and at the sole option of Barclays Bank PLC, pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount.

If you receive shares of the Linked Shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the Linked Shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date or another date as specified in the applicable pricing supplement at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or another date as specified in the applicable pricing supplement or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. See “Specific Terms of the Notes–Regular Record Dates for Interest” in the product supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the Linked Shares. The physical delivery amount, the initial price of the Linked Shares and other amounts may change due to stock splits or other corporate actions. See “Share Adjustments Relating to Notes With an Equity Security As the Reference Asset” in the product supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the product supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations–Tax Treatment of U.S. Holders–Tax Treatment of the Deposit on Notes with a Term of One Year of Less” in the accompanying product supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying product supplement called “Certain U.S. Federal Income Tax Considerations.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Asset Sponsor or Issuer and Reference Asset Information” in the accompanying product supplement. Companies with securities registered under the Securities Exchange Act are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website

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maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Securities Exchange Act by a company issuing a Linked Share can be located by reference to the relevant Linked Share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the Linked Shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the Linked Shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each Linked Share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each Linked Share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the Linked Shares, based on certain percentage changes between the initial price and final price of the Linked Shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the Linked Shares is determined.

If the final price of the Linked Shares is above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the Linked Shares is below its initial price but the closing price of the Linked Shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the Linked Shares is below its initial price and the closing price of the Linked Shares fell below the protection price during the term of the Notes, you will receive, instead of the full principal amount of your Notes, the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). We may under certain circumstances to be determined by and at the sole option of Barclays Bank PLC, pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the Linked Shares, the total return on the Notes would be higher relative to the total return of an investment in the Linked Shares.

If you had invested directly in the Linked Shares for the same period, you would have received total cash payments representing the number of shares of the Linked Shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the Linked Shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the Linked Shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the Linked Shares, the total return on the Notes would be lower relative to the total return of an investment in the Linked Shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the Linked Shares is set forth below in the Table of Hypothetical Values at Maturity.

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General Motors Corporation

According to publicly available information, General Motors Corporation (the “Company”) is primarily engaged in automotive production and marketing, and financing and insurance operations. The Company designs, manufactures, and markets vehicles worldwide, having its largest operating presence in North America. On April 2, 2006, the Company entered into a Purchase and Sale Agreement with FIM Holdings LLC, a Delaware limited liability company, pursuant to which the Company will sell common limited liability interests of the General Motors Acceptance Corporation (“GMAC”), a wholly owned subsidiary of the Company, representing 51% of the common limited liability company interests of GMAC.

The Linked Share’s SEC file number is 001-00143.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$59.48	$50.25	$51.85
June 29, 2001	$64.89	$50.20	$64.35
September 28, 2001	$67.80	$39.17	$42.90
December 31, 2001	$53.22	$40.52	$48.60
March 29, 2002	$62.01	$47.92	$60.45
June 28, 2002	$68.17	$50.00	$53.45
September 30, 2002	$54.08	$38.11	$38.90
December 31, 2002	$41.50	$30.80	$36.86
March 31, 2003	$41.12	$29.75	$33.62
June 30, 2003	$39.50	$32.84	$36.00
September 30, 2003	$43.23	$35.00	$40.93
December 31, 2003	$54.39	$40.04	$53.40
March 31, 2004	$55.55	$44.72	$47.10
June 30, 2004	$50.04	$42.88	$46.59
September 30, 2004	$46.93	$40.53	$42.48
December 31, 2004	$43.29	$36.90	$40.06
March 31, 2005	$40.80	$27.98	$29.39
June 30, 2005	$36.65	$24.67	$34.00
September 30, 2005	$37.70	$30.21	$30.61
December 31, 2005	$31.50	$18.33	$19.42
March 31, 2006	$24.60	$18.47	$21.27
July 31, 2006	$30.56	$19.00	$29.79
August 1, 2006 to August 7, 2006*	$32.23	$30.67	$31.40

*	High, low and closing prices are for the period starting August 1, 2006 and ending August 7, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: GM

Initial Price: $31.00

Protection Level: 60%

Protection Price: $18.60

Physical Delivery Amount: 32

Physical Calculation: $1000/Initial Price

Fractional Shares: 0.258065

Coupon: 17.00%

Maturity: August 31, 2007

Dividend Yield: 4.71%

Coupon Amount per month $14.17

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Table of Hypothetical Values at Maturity

		1-Year Total Return
Final Level (% Change)			Investment in the Notes	Direct Investment in the Linked Shares
+	100%		17.00%	104.71%
+	90%		17.00%	94.71%
+	80%		17.00%	84.71%
+	70%		17.00%	74.71%
+	60%		17.00%	64.71%
+	50%		17.00%	54.71%
+	40%		17.00%	44.71%
+	30%		17.00%	34.71%
+	20%		17.00%	24.71%
+	10%		17.00%	14.71%
+	5%		17.00%	9.71%

	0%		17.00%	4.71%

			Protection Price Ever Breached?
		NO	YES
-	5%	17.00%	12.00%	-0.29%
-	10%	17.00%	7.00%	-5.29%
-	20%	17.00%	-3.00%	-15.29%
-	30%	17.00%	-13.00%	-25.29%
-	40%	17.00%	-23.00%	-35.29%
-	50%	N/A	-33.00%	-45.29%
-	60%	N/A	-43.00%	-55.29%
-	70%	N/A	-53.00%	-65.29%
-	80%	N/A	-63.00%	-75.29%
-	90%	N/A	-73.00%	-85.29%
-	100%	N/A	-83.00%	-95.29%

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bebe stores, inc.

According to publicly available information, bebe stores inc. (the Company) develops and produces a line of contemporary women’s apparel and accessories. The Company’s target customer is a 21 to 35-year-old women. The Company’s product offering includes a full range of separates, tops, sweaters, dresses, active wear and accessories. The Company designs and develops the majority of their merchandise in-house, with remainder of the merchandise sourced directly from third party manufacturers. The Company markets their products under the bebe, BEBE SPORT and bebe O brand names through their 214 retail stores, of which 166 are bebe stores, 31 are BEBE SPORT stores, and 17 are bebe outlet stores. These stores are located in 32 states, the District of Columbia, Puerto Rico and Canada. In addition, the Company has an on-line store and their licensees operate 13 international stores.

The Linked Share’s SEC file number is 000-24395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$9.19	$5.72	$6.56
June 29, 2001	$9.81	$4.36	$8.64
September 28, 2001	$10.52	$4.30	$4.46
December 31, 2001	$6.49	$3.81	$5.53
March 29, 2002	$7.76	$5.41	$6.24
June 28, 2002	$7.34	$5.11	$6.01
September 30, 2002	$6.29	$3.41	$3.50
December 31, 2002	$4.44	$2.84	$3.97
March 31, 2003	$5.12	$3.25	$3.50
June 30, 2003	$5.92	$3.47	$5.66
September 30, 2003	$8.58	$5.65	$8.03
December 31, 2003	$9.48	$6.76	$7.70
March 31, 2004	$10.21	$7.31	$9.94
June 30, 2004	$10.81	$8.40	$8.89
September 30, 2004	$9.56	$7.63	$9.39
December 31, 2004	$18.74	$9.19	$17.99
March 31, 2005	$23.00	$15.40	$22.63
June 30, 2005	$29.49	$20.91	$26.47
September 30, 2005	$30.97	$15.06	$17.50
December 31, 2005	$18.33	$13.45	$14.03
March 31, 2006	$20.81	$13.05	$18.42
July 31, 2006	$20.41	$14.07	$15.42
August 1, 2006 to August 7, 2006*	$18.38	$15.21	$17.32

*	High, low and closing prices are for the period starting August 1, 2006 and ending August 7, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: BEBE

Initial Price: $17.00

Protection Level: 70%

Protection Price: $11.90

Physical Delivery Amount: 58

Physical Calculation: $1000/Initial Price

Fractional Shares: 0.823529

Coupon: 13.50%

Maturity: August 31, 2007

Dividend Yield: 0.98%

Coupon Amount per month $11.25

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Table of Hypothetical Values at Maturity

		1-Year Total Return
Final Level (% Change)			Investment in the Notes	Direct Investment in the Linked Shares
+	100%		13.50%	100.98%
+	90%		13.50%	90.98%
+	80%		13.50%	80.98%
+	70%		13.50%	70.98%
+	60%		13.50%	60.98%
+	50%		13.50%	50.98%
+	40%		13.50%	40.98%
+	30%		13.50%	30.98%
+	20%		13.50%	20.98%
+	10%		13.50%	10.98%
+	5%		13.50%	5.98%

	0%		13.50%	0.98%

			Protection Price Ever Breached?
		NO	YES
-	5%	13.50%	8.50%	-4.02%
-	10%	13.50%	3.50%	-9.02%
-	20%	13.50%	-6.50%	-19.02%
-	30%	13.50%	-16.50%	-29.02%
-	40%	N/A	-26.50%	-39.02%
-	50%	N/A	-36.50%	-49.02%
-	60%	N/A	-46.50%	-59.02%
-	70%	N/A	-56.50%	-69.02%
-	80%	N/A	-66.50%	-79.02%
-	90%	N/A	-76.50%	-89.02%
-	100%	N/A	-86.50%	-99.02%

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United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with production operations in the United States and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. The Company has domestic annual raw steel production capability of 19.4 million net tons and Central European annual raw steel production capability of 7.4 million tons. The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include (i) the production of iron ore pellets from taconite (rock containing iron) in the United States and the production of coke in both the United States and Central Europe; (ii) transportation services (railroad and barge operations); and (iii) real estate operations.

The Linked Share’s SEC file number is 001-16811.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$18.00	$14.00	$14.69
June 29, 2001	$22.00	$13.72	$20.15
September 28, 2001	$21.70	$13.08	$13.98
December 31, 2001	$18.75	$13.00	$18.11
March 29, 2002	$19.99	$16.36	$18.15
June 28, 2002	$22.00	$17.22	$19.89
September 30, 2002	$19.99	$10.66	$11.61
December 31, 2002	$14.90	$10.87	$13.12
March 31, 2003	$17.73	$9.61	$9.83
June 30, 2003	$17.88	$9.72	$16.37
September 30, 2003	$20.05	$15.10	$18.38
December 31, 2003	$37.05	$18.54	$35.02
March 31, 2004	$40.15	$31.40	$37.27
June 30, 2004	$39.98	$25.22	$35.12
September 30, 2004	$39.98	$32.95	$37.62
December 31, 2004	$54.06	$32.12	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.18	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 31, 2005	$51.63	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
July 31, 2006	$77.77	$56.15	$70.12
August 1, 2006 to August 7, 2006*	$63.3	$58.24	$59.72

*	High, low and closing prices are for the period starting August 1, 2006 and ending August 7, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: X

Initial Price: $60.00

Protection Level: 70%

Protection Price: $42.00

Physical Delivery Amount: 16

Physical Calculation: $1000/Initial Price

Fractional Shares: 0.666667

Coupon: 13.00%

Maturity: August 31, 2007

Dividend Yield: 0.75%

Coupon Amount per month $10.83

FWP-9

Table of Hypothetical Values at Maturity

		1-Year Total Return
Final Level (% Change)			Investment in the Notes	Direct Investment in the Linked Shares
+	100%		13.00%	100.75%
+	90%		13.00%	90.75%
+	80%		13.00%	80.75%
+	70%		13.00%	70.75%
+	60%		13.00%	60.75%
+	50%		13.00%	50.75%
+	40%		13.00%	40.75%
+	30%		13.00%	30.75%
+	20%		13.00%	20.75%
+	10%		13.00%	10.75%
+	5%		13.00%	5.75%

	0%		13.00%	0.75%

			Protection Price Ever Breached?
		NO	YES
-	5%	13.00%	8.00%	-4.25%
-	10%	13.00%	3.00%	-9.25%
-	20%	13.00%	-7.00%	-19.25%
-	30%	13.00%	-17.00%	-29.25%
-	40%	N/A	-27.00%	-39.25%
-	50%	N/A	-37.00%	-49.25%
-	60%	N/A	-47.00%	-59.25%
-	70%	N/A	-57.00%	-69.25%
-	80%	N/A	-67.00%	-79.25%
-	90%	N/A	-77.00%	-89.25%
-	100%	N/A	-87.00%	-99.25%

FWP-10

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (“the Company”) is a Fortune 500 company based in San Antonio, Texas. The Company owns and operates 18 refineries located in the United States, Canada and Aruba that produce premium, environmentally clean refined products such as reformulated gasoline (RFG), gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur diesel fuel and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company also produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants and other refined products. The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network, and also sells refined products through a network of approximately 5,000 retail and wholesale branded outlets in the United States, Canada and Aruba.

The Linked Share’s SEC file number is 001-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$9.99	$7.88	$8.88
June 29, 2001	$13.15	$8.75	$9.20
September 28, 2001	$11.02	$8.03	$8.78
December 31, 2001	$10.11	$8.53	$9.53
March 29, 2002	$12.49	$9.25	$12.38
June 28, 2002	$12.37	$8.98	$9.36
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.64	$5.79	$9.24
March 31, 2003	$10.60	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.91	$19.42	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.90	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 31, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.70	$47.99	$59.78
July 31, 2006	$70.75	$55.19	$66.52
August 1, 2006 to August 7, 2006*	$68.83	$65.53	$66.38

*	High, low and closing prices are for the period starting August 1, 2006 and ending August 7, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: VLO

Initial Price: $66.00

Protection Level: 70%

Protection Price: $46.20

Physical Delivery Amount: 15

Physical Calculation: $1000/Initial Price

Fractional Shares: 0.151515

Coupon: 10.00%

Maturity: August 31, 2007

Dividend Yield: 0.36%

Coupon Amount per month $8.33

FWP-11

Table of Hypothetical Values at Maturity

		1-Year Total Return
Final Level (% Change)			Investment in the Notes	Direct Investment in the Linked Shares
+	100%		10.00%	100.36%
+	90%		10.00%	90.36%
+	80%		10.00%	80.36%
+	70%		10.00%	70.36%
+	60%		10.00%	60.36%
+	50%		10.00%	50.36%
+	40%		10.00%	40.36%
+	30%		10.00%	30.36%
+	20%		10.00%	20.36%
+	10%		10.00%	10.36%
+	5%		10.00%	5.36%

	0%		10.00%	0.36%

			Protection Price Ever Breached?
		NO	YES
-	5%	10.00%	5.00%	-4.64%
-	10%	10.00%	0.00%	-9.64%
-	20%	10.00%	-10.00%	-19.64%
-	30%	10.00%	-20.00%	-29.64%
-	40%	N/A	-30.00%	-39.64%
-	50%	N/A	-40.00%	-49.64%
-	60%	N/A	-50.00%	-59.64%
-	70%	N/A	-60.00%	-69.64%
-	80%	N/A	-70.00%	-79.64%
-	90%	N/A	-80.00%	-89.64%
-	100%	N/A	-90.00%	-99.64%

FWP-12

Coach, Inc.

According to publicly available information, Coach (the “Company”), is a designer and marketer of clothing and accessories. The Company’s primary product offerings include handbags, accessories, business cases, outerwear and related accessories and weekend and travel accessories. Together with its licensing partners, the Company also offers watches, footwear, eyewear and office furniture with the Company’s brand name. Coach’s products are sold through a number of direct-to-consumer channels, which include retail stores, factory stores, the Internet and catalogues.

The Linked Share’s SEC file number is 001-16153.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$4.80	$2.75	$3.61
June 29, 2001	$4.97	$2.88	$4.76
September 28, 2001	$5.34	$2.50	$3.31
December 31, 2001	$4.92	$2.79	$4.87
March 29, 2002	$6.67	$4.68	$6.34
June 28, 2002	$7.53	$5.88	$6.86
September 30, 2002	$7.43	$4.30	$6.40
December 31, 2002	$8.93	$5.63	$8.23
March 31, 2003	$10.00	$7.26	$9.58
June 30, 2003	$13.38	$9.03	$12.44
September 30, 2003	$14.91	$12.25	$13.65
December 31, 2003	$20.42	$13.65	$18.88
March 31, 2004	$22.17	$16.88	$20.50
June 30, 2004	$23.05	$19.48	$22.60
September 30, 2004	$23.73	$17.99	$21.21
December 31, 2004	$28.85	$19.54	$28.20
March 31, 2005	$29.98	$25.73	$28.32
June 30, 2005	$34.24	$24.51	$33.57
September 30, 2005	$36.42	$30.10	$31.36
December 31, 2005	$36.84	$28.14	$33.34
March 31, 2006	$37.40	$31.68	$34.58
July 31, 2006	$35.66	$27.62	$29.90
August 1, 2006 to August 7, 2006*	$31.00	$27.40	$29.80

*	High, low and closing prices are for the period starting August 1, 2006 and ending August 7, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: COH

Initial Price: $30.00

Protection Level: 70%

Protection Price: $21.00

Physical Delivery Amount: 33

Physical Calculation: $1000/Initial Price

Fractional Shares: 0.333333

Coupon: 9.25%

Maturity: August 31, 2007

Dividend Yield: 0.00%

Coupon Amount per month $7.71

FWP-13

Table of Hypothetical Values at Maturity

		1-Year Total Return
Final Level (% Change)			Investment in the Notes	Direct Investment in the Linked Shares
+	100%		9.25%	100.00%
+	90%		9.25%	90.00%
+	80%		9.25%	80.00%
+	70%		9.25%	70.00%
+	60%		9.25%	60.00%
+	50%		9.25%	50.00%
+	40%		9.25%	40.00%
+	30%		9.25%	30.00%
+	20%		9.25%	20.00%
+	10%		9.25%	10.00%
+	5%		9.25%	5.00%

	0%		9.25%	0.00%

			Protection Price Ever Breached?
		NO	YES
-	5%	9.25%	4.25%	-5.00%
-	10%	9.25%	-0.75%	-10.00%
-	20%	9.25%	-10.75%	-20.00%
-	30%	9.25%	-20.75%	-30.00%
-	40%	N/A	-30.75%	-40.00%
-	50%	N/A	-40.75%	-50.00%
-	60%	N/A	-50.75%	-60.00%
-	70%	N/A	-60.75%	-70.00%
-	80%	N/A	-70.75%	-80.00%
-	90%	N/A	-80.75%	-90.00%
-	100%	N/A	-90.75%	-100.00%

FWP-14

Telefonaktiebolaget LM Ericsson

According to publicly available information, Telefonaktiebolaget LM Ericsson (the “Company”) is a limited liability company organized under the Swedish Companies Act. In the United States, the Company’s American Depository Shares, each representing 10 underlying Class B shares, are traded on the Nasdaq National Market System. The Company is a telecommunications company developing and selling a variety of products aimed largely at customers in the telecommunications industry. The Company’s operations are consolidated into three business segments: (i) Systems, consisting of a three-pronged business approach: Mobile Networks, Fixed Networks and Professional Services; (ii) Phones, carried out through the 50/50 joint venture with SONY Corporation; and (iii) Other Operations, which comprise a number of smaller businesses including Enterprise Systems, Network Technologies (Cables), Mobile Platforms and Power Modules. Mobile network equipment and associated network rollout services account for approximately three-quarters of Company sales. On June 12, 2006, the Company announced that it had agreed to sell its defence business, Ericsson Microwave Systems AB, and its 40 percent holding in Saab Ericsson Space to Saab for approximately SEK 3.8 billion.

The Linked Share’s SEC file number is 000-12033.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$96.64	$35.79	$40.04
June 29, 2001	$54.41	$34.00	$38.80
September 28, 2001	$41.16	$21.83	$24.98
December 31, 2001	$44.67	$23.05	$37.37
March 29, 2002	$42.95	$27.27	$29.92
June 28, 2002	$30.28	$9.23	$10.31
September 30, 2002	$13.39	$3.40	$3.60
December 31, 2002	$11.29	$3.70	$6.71
March 31, 2003	$10.24	$5.20	$6.36
June 30, 2003	$11.95	$6.29	$10.63
September 30, 2003	$17.50	$10.29	$14.70
December 31, 2003	$18.85	$14.47	$17.70
March 31, 2004	$31.41	$17.93	$27.76
June 30, 2004	$32.32	$24.72	$29.90
September 30, 2004	$31.37	$23.18	$31.24
December 31, 2004	$34.57	$27.76	$31.49
March 31, 2005	$32.49	$27.78	$28.20
June 30, 2005	$33.87	$27.80	$31.95
September 30, 2005	$36.99	$31.74	$36.84
December 31, 2005	$37.19	$32.17	$34.40
March 31, 2006	$39.37	$33.63	$37.72
July 31, 2006	$39.28	$28.88	$33.04
August 1, 2006 to August 7, 2006*	$31.88	$30.19	$30.67

*	High, low and closing prices are for the period starting August 1, 2006 and ending August 7, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: ERICY

Initial Price: $31.00

Protection Level: 80%

Protection Price: $24.80

Physical Delivery Amount: 32

Physical Calculation: $1000/Initial Price

Fractional Shares: 0.258065

Coupon: 10.00%

Maturity: August 31, 2007

Dividend Yield: 1.94%

Coupon Amount per month $8.33

FWP-15

Table of Hypothetical Values at Maturity

		1-Year Total Return
Final Level (% Change)			Investment in the Notes	Direct Investment in the Linked Shares
+	100%		10.00%	101.94%
+	90%		10.00%	91.94%
+	80%		10.00%	81.94%
+	70%		10.00%	71.94%
+	60%		10.00%	61.94%
+	50%		10.00%	51.94%
+	40%		10.00%	41.94%
+	30%		10.00%	31.94%
+	20%		10.00%	21.94%
+	10%		10.00%	11.94%
+	5%		10.00%	6.94%

	0%		10.00%	1.94%

			Protection Price Ever Breached?
		NO	YES
-	5%	10.00%	5.00%	-3.06%
-	10%	10.00%	0.00%	-8.06%
-	20%	10.00%	-10.00%	-18.06%
-	30%	N/A	-20.00%	-28.06%
-	40%	N/A	-30.00%	-38.06%
-	50%	N/A	-40.00%	-48.06%
-	60%	N/A	-50.00%	-58.06%
-	70%	N/A	-60.00%	-68.06%
-	80%	N/A	-70.00%	-78.06%
-	90%	N/A	-80.00%	-88.06%
-	100%	N/A	-90.00%	-98.06%

FWP-16

Starbucks Corporation

According to publicly available information, Starbucks Corporation (“the Company”) was formed in 1985. The Company purchases and roasts whole bean coffees and sells them, along with brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. The Company also sells coffee and tea products and licenses its trademark through other channels and, through certain of its equity investees, the Company produces and sells bottled Frappuccino® coffee drinks and DoubleShot® espresso drink and a line of superpremium ice creams.

The Linked Share’s SEC file number is 000-20322.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$12.83	$9.64	$10.61
June 29, 2001	$11.66	$9.00	$11.50
September 28, 2001	$11.45	$6.73	$7.47
December 31, 2001	$9.99	$7.08	$9.53
March 29, 2002	$12.27	$9.50	$11.57
June 28, 2002	$12.85	$10.97	$12.43
September 30, 2002	$12.48	$9.22	$10.32
December 31, 2002	$12.08	$10.09	$10.19
March 31, 2003	$13.26	$9.81	$12.88
June 30, 2003	$13.44	$11.40	$12.28
September 30, 2003	$15.48	$12.39	$14.40
December 31, 2003	$16.72	$14.40	$16.58
March 31, 2004	$19.84	$16.45	$18.94
June 30, 2004	$22.20	$18.37	$21.75
September 30, 2004	$24.20	$21.03	$22.73
December 31, 2004	$32.13	$22.65	$31.18
March 31, 2005	$31.67	$24.57	$25.83
June 30, 2005	$28.45	$22.29	$25.83
September 30, 2005	$27.20	$23.01	$25.05
December 31, 2005	$32.46	$24.86	$30.01
March 31, 2006	$38.11	$29.90	$37.63
July 31, 2006	$39.88	$34.60	$37.76
August 1, 2006 to August 7, 2006*	$33.99	$28.72	$30.80

*	High, low and closing prices are for the period starting August 1, 2006 and ending August 7, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: SBUX

Initial Price: $31.00

Protection Level: 80%

Protection Price: $24.80

Physical Delivery Amount: 32

Physical Calculation: $1000/Initial Price

Fractional Shares: 0.258065

Coupon: 9.25%

Maturity: August 31, 2007

Dividend Yield: 0.00%

Coupon Amount per month $7.71

FWP-17

Table of Hypothetical Values at Maturity

		1-Year Total Return
Final Level (% Change)			Investment in the Notes	Direct Investment in the Linked Shares
+	100%		9.25%	100.00%
+	90%		9.25%	90.00%
+	80%		9.25%	80.00%
+	70%		9.25%	70.00%
+	60%		9.25%	60.00%
+	50%		9.25%	50.00%
+	40%		9.25%	40.00%
+	30%		9.25%	30.00%
+	20%		9.25%	20.00%
+	10%		9.25%	10.00%
+	5%		9.25%	5.00%

	0%		9.25%	0.00%

			Protection Price Ever Breached?
		NO	YES
-	5%	9.25%	4.25%	-5.00%
-	10%	9.25%	-0.75%	-10.00%
-	20%	9.25%	-10.75%	-20.00%
-	30%	N/A	-20.75%	-30.00%
-	40%	N/A	-30.75%	-40.00%
-	50%	N/A	-40.75%	-50.00%
-	60%	N/A	-50.75%	-60.00%
-	70%	N/A	-60.75%	-70.00%
-	80%	N/A	-70.75%	-80.00%
-	90%	N/A	-80.75%	-90.00%
-	100%	N/A	-90.75%	-100.00%

FWP-18

The Boeing Company

According to publicly available information, The Boeing Company (the “Company”), is a major aerospace firm. The Company’s operations are organized in six principal segments: Commercial Airplanes; The four segments that comprise the Company’s Integrated Defense Systems business: Aircraft and Weapon Systems, Network Systems, Support Systems and Launch and Orbital Systems Boeing Capital Corporation. The Company’s Other segment classification principally includes the activities of Connexion by BoeingSM, a two-way data communications service for global travelers; and Boeing Technology, an advanced research and development organization focused on innovative technologies, improved processes and the creation of new products. The Company’s businesses are heavily regulated in most of their markets. The Company deals with numerous U.S. Government agencies and entities, including all of the branches of the U.S. military, NASA, and Homeland Security. Similar government authorities exist in the Company’s international markets. On April 30, 2006, the Company entered into a definitive agreement and plan of merger with Boeing-Avenger, Inc., a Delaware corporation and direct wholly owned subsidiary of Boeing, and Aviall, Inc., a Delaware corporation (“Aviall”), pursuant to which Boeing agreed to acquire Aviall in an all cash merger (the “Merger”) for $48.00 per share or approximately $1.7 billion. Boeing will also assume approximately $350 million of net debt in the Merger.

The Linked Share’s SEC file number is 001-00442.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$65.60	$49.70	$55.71
June 29, 2001	$69.85	$53.92	$55.60
September 28, 2001	$59.80	$27.60	$33.50
December 31, 2001	$39.42	$31.58	$38.78
March 29, 2002	$51.07	$37.65	$48.25
June 28, 2002	$50.05	$41.00	$45.00
September 30, 2002	$45.28	$33.20	$34.13
December 31, 2002	$36.02	$28.53	$32.99
March 31, 2003	$34.59	$24.73	$25.06
June 30, 2003	$37.36	$25.20	$34.32
September 30, 2003	$38.90	$31.00	$34.33
December 31, 2003	$43.37	$34.40	$42.14
March 31, 2004	$45.10	$38.04	$41.07
June 30, 2004	$51.49	$40.31	$51.09
September 30, 2004	$55.24	$46.40	$51.62
December 31, 2004	$55.48	$48.10	$51.77
March 31, 2005	$58.94	$49.52	$58.46
June 30, 2005	$66.85	$56.22	$66.00
September 30, 2005	$68.38	$62.01	$67.95
December 31, 2005	$72.40	$63.70	$70.24
March 31, 2006	$79.50	$65.90	$77.93
July 31, 2006	$89.58	$76.40	$81.91
August 1, 2006 to August 7, 2006*	$80.70	$76.52	$79.75

*	High, low and closing prices are for the period starting August 1, 2006 and ending August 7, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: BA

Initial Price: $80.00

Protection Level: 80%

Protection Price: $64.00

Physical Delivery Amount: 12

Physical Calculation: $1000/Initial Price

Fractional Shares: 0.5

Coupon: 8.50%

Maturity: August 31, 2007

Dividend Yield: 1.38%

Coupon Amount per month $7.08

FWP-19

Table of Hypothetical Values at Maturity

		1-Year Total Return
Final Level (% Change)			Investment in the Notes	Direct Investment in the Linked Shares
+	100%		8.50%	101.38%
+	90%		8.50%	91.38%
+	80%		8.50%	81.38%
+	70%		8.50%	71.38%
+	60%		8.50%	61.38%
+	50%		8.50%	51.38%
+	40%		8.50%	41.38%
+	30%		8.50%	31.38%
+	20%		8.50%	21.38%
+	10%		8.50%	11.38%
+	5%		8.50%	6.38%

	0%		8.50%	1.38%

			Protection Price Ever Breached?
		NO	YES
-	5%	8.50%	3.50%	-3.62%
-	10%	8.50%	-1.50%	-8.62%
-	20%	8.50%	-11.50%	-18.62%
-	30%	N/A	-21.50%	-28.62%
-	40%	N/A	-31.50%	-38.62%
-	50%	N/A	-41.50%	-48.62%
-	60%	N/A	-51.50%	-58.62%
-	70%	N/A	-61.50%	-68.62%
-	80%	N/A	-71.50%	-78.62%
-	90%	N/A	-81.50%	-88.62%
-	100%	N/A	-91.50%	-98.62%

FWP-20